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                                                                   EXHIBIT 10.21

                PLAN WITH RESPECT TO OPTIONS ORIGINALLY GRANTED
                     BY BAYARD DRILLING TECHNOLOGIES, INC.
                     AND ASSUMED BY NABORS INDUSTRIES, INC.

[Note: The following excerpt from the Agreement and Plan of Merger dated October 19, 1998, as amended, by and among Nabors Industries, Inc., Nabors Acquisition Corp. VII and Bayard Drilling Technologies, Inc., together with the Nabors Industries, Inc. 1998 Employee Stock Option Plan comprise the Plan, with Respect to Options Originally Granted By Bayard Drilling Technologies, Inc. and Assumed By Nabors Industries, Inc.]

     At the Effective Time each outstanding Company Stock Option . . . to purchase shares of Company Common Stock, by virtue of the Merger and without further action on the part of the Company or the holder of any Company Stock Option, shall be converted into an option to purchase Parent Common Stock ("Parent Stock Option") exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock covered by Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio rounded up to the nearest whole number of shares of Parent Common Stock, and the per share exercise price for the shares of Parent Common Stock issuable upon the exercise of such Parent Stock Options shall be equal to the quotient determined by dividing (i) the amount obtained by subtracting (a) the Cash Consideration from (b) the exercise price per share of Company Common Stock specified for such Company Stock Option under the applicable Company Stock Option plan or agreement immediately prior to the Effective Time, by (ii) the Exchange Ratio (rounding the resulting exercise price up to the nearest whole cent). The date of grant of the Parent Stock Option shall be the date on which Company Stock Option was originally granted. Parent shall reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of Parent Stock Options pursuant to this Section . . . . The Parent Stock Options granted pursuant hereto shall have the same schedule of vesting and same period for exercise as applies to Company Stock Options granted prior to the date of this Agreement; provided, however, that, with respect to the employee holders of Company Stock Options . . . who are still employed by the Company immediately prior to the Effective Time, should such an employee holder be terminated by the Surviving Corporation without cause during the one-year period immediately following the Effective Time, then the number of Parent Stock Options received by such employee holder in exchange for such employee holder's Company Stock Options in accordance with this Section . . . shall immediately and fully vest upon such termination. Except as otherwise expressly provided herein, the Parent Stock Options shall be subject to the terms and conditions of Parent's 1998 Employee Stock Option
Plan . . . and consistent with this Section, the form of stock option agreement shall be Parent's standard form as in effect on [October 18, 1998].

     The capitalized terms used in the preceding paragraph have the following meanings:

          Cash Consideration:  $0.30 in cash.

          Company:  Bayard Drilling Technologies, Inc., a Delaware corporation.

          Company Common Stock: The common stock, par value $.01 per share, of the Company.

          Company Stock Option: Options or similar rights to receive or acquire 1,296,600 shares of Company Common Stock granted on or prior to August 21, 1998, pursuant to employee incentive or benefit plans, programs and arrangements and nonemployee director plans.

          Effective Time: The effective time of filing of the certificate of Merger with the Secretary of State of the State of Delaware in accordance with Delaware law, being 9:00 a.m. on April 7, 1999.

          Exchange Ratio: 0.3375 shares of Parent Common Stock per share of Company Common Stock.
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          Merger:  The merger in accordance with the General Corporation Law of the State of Delaware of Nabors Acquisition Corp. VII with and into Bayard Drilling Technologies, Inc., pursuant to which Bayard became a wholly owned subsidiary of Nabors Industries, Inc.

          Parent:  Nabors Industries, Inc., a Delaware corporation.

          Parent Common Stock: The common stock, par value $.10 per share, of Parent.

          Surviving Corporation: Bayard Drilling Technologies, Inc., as the surviving corporation in the Merger.